EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Community Bancorp on Form S-4 of our report, dated February 18, 2005, which appears in such registration statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

MCGLADREY & PULLEN, LLP

Las Vegas, Nevada

July 13, 2005

McGladrey & Pullen, LLP is an independent member firm of

RSM International, an affiliation of independent accounting

and consulting firms.